Exhibit 24
                                                                     Page 1 of 2


                        CONSTELLATION ENERGY GROUP, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Constellation Energy Group, Inc. hereby constitute and appoint C. H. Poindexter and David A. Brune and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $500,000,000 principal amount of Medium-Term Notes, Series B of said Company, maturing not more than thirty years after the date as of which they are issued, all as authorized by Resolutions adopted the Board of Directors of Constellation Energy Group, Inc. at a meeting held on April 28, 2000, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statement to be filed with the Securities and Exchange Commission in respect of said Medium-Term Notes, Series B, to any and all amendments to any registration statement in respect to said Medium-Term Notes, Series B, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 28th day of April, 2000.

                                                                       Signature

Principal Executive

Officer and Director                                        /s/ C. H. Poindexter
                                                            --------------------
                                                                C. H. Poindexter
                                                           Chairman of the Board
                                                                    and Director

Principal Financial and

  Accounting Officer                                          /s/ David A. Brune
                                                              ------------------
                                                                  David A. Brune
         Vice President

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                                                            Exhibit 24
                                                            Page 2 of 2
                                                            Power of Attorney
                                                            In connection with
                                                            The registering of
                                                            Not exceeding $500
                                                            Million of Medium-
                                                            Term Notes, Series B

                                    Directors

/s/  H. Furlong Baldwin                              /s/  James T. Brady
/s/  Beverly B. Byron                                /s/  Mayo A. Shattuck, III

/s/  J. Owen Cole                                    /s/  Dan A. Colussy

/s/  Edward A. Crooke                                /s/  James R. Curtiss

/s/  Roger W. Gale                                   /s/  Jerome W. Geckle

/s/  Freeman A. Hrabowski, III                       /s/  Nancy Lampton

/s/  Charles R. Larson                               /s/  George L. Russell, Jr.

/s/  Michael D. Sullivan

Dated:   April 28, 2000

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